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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                       ______________________________



                                  FORM 8-K



                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported):  DECEMBER 12, 1997


                      ASSOCIATED MATERIALS INCORPORATED
           (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                       033-64788                     75-1872487
  (State of                      (Commission                   (IRS Employer
Incorporation)                   File Number)               Identification No.)


2200 ROSS AVENUE, SUITE 4100 EAST, DALLAS, TEXAS                   75201
(Address of Principal Executive Offices)                         (Zip Code)



      Registrant's telephone number, including area code:  (214) 220-4600

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ITEM 5.  OTHER EVENTS.

         On December 12, 1997, Associated Materials Incorporated (the "Company") filed two Registration Statements on Form S-1 with the Securities and Exchange Commission contemplating an initial public offering of the Company's Common Stock (the "Stock Offering") and a public offering of $75,000,000 of senior subordinated notes (the "Note Offering").

         The Stock Offering contemplates the sale of 2,466,000 shares of the Company's Common Stock (plus up to an additional 369,900 shares of Common Stock if the over-allotment option to be granted to the underwriters is exercised in full). Of these shares, 700,000 shares (806,600 shares if the over-allotment option is exercised in full) will be sold by the Company, with the remaining 1,766,000 shares (2,029,300 shares if the over-allotment option is exercised in full) to be sold by certain stockholders of the Company. The net proceeds to the Company of the Stock Offering will be used, in part, to fund the Company's 1998 capital expenditure plan, including the construction of a new vinyl siding manufacturing facility.

         The Company intends to use the net proceeds of the Note Offering, together with borrowings under its existing bank credit facility, to make an offer (the "Tender Offer") to purchase all $75,000,000 aggregate principal amount of the Company's 11 1/2% Senior Subordinated Notes due 2003 (the "11 1/2% Notes"). In connection with the Tender Offer, the Company intends to solicit consents to eliminate substantially all of the restrictive covenants and certain other provisions contained in the Indenture pursuant to which the 11 1/2% Notes were issued.

         The completion of the Stock Offering and the completion of the Note Offering are not contingent upon each other. The Note Offering, however, will be contingent on the successful completion of the Tender Offer which will be contingent on the valid tender and consent of a majority of the outstanding principal amount of the 11 1/2% Notes.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        ASSOCIATED MATERIALS INCORPORATED


                                        By:      /s/ Robert L. Winspear
                                                -------------------------------
                                                Robert L. Winspear
                                                Vice President, Secretary and
                                                Treasurer


Dated:  December 11, 1997





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